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                                                                EXHIBIT 16.1



March 17, 2006




Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549


Gentlemen:


We have read Item 4.01 of Form 8-K dated March 17, 2006 of Park National Corporation-Employee Stock Ownership Plan and are in agreement with the statements contained in the second, third, fifth, sixth, seventh, and eighth paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                              /s/ Ernst & Young LLP